Exhibit 99.1

XI'AN, China, June 2, 2011 -- SkyPeople Provides 2009 SAIC Submission Summary and Corporate Cash Balances

XI’AN, JUNE 5, 2011 /PRNewswire-Asia/ -- SkyPeople Fruit Juice Inc (NASDAQ:SPU) ("SkyPeople" or the "Company"), a processor of kiwifruit, apple, pear and other concentrated specialty fruit juices and manufacturer of Hedetang and Qian Mei Duo branded fruit beverages, today provided supplementary financial information regarding the Company’s operating subsidiaries in China for fiscal year 2009.  The Company also provided an unaudited list of corporate deposit accounts identifying each corporate cash account and the balance and location of such account as of the end of fiscal years 2009 and 2010, respectively.

The Company is a holding company with two direct wholly owned subsidiaries: Pacific Industry Holding Group Co., Ltd., (“Pacific”), a company incorporated under the laws of the Republic of Vanuatu, and Harmony MN Inc., (“Harmony”), a company organized under the laws of Delaware. Pacific holds 99.78% of the equity interest of SkyPeople Juice Group Co., Ltd., (“SkyPeople (China)”), a company incorporated under the laws of the People’s Republic of China (“PRC” or “China”).  SkyPeople (China) has three direct subsidiaries, all limited liability companies organized under the laws of the PRC: (i) Shaanxi Qiyiwangguo Modern Organic Agriculture Co., Ltd., (“Shaanxi Qiyiwangguo”), (ii) Huludao Wonder Fruit Co., Ltd., (“Huludao Wonder”), and (iii) Yingkou Trusty Fruits Co., Ltd., (“Yingkou”).  The Company acquired Huludao Wonder in June 2008, acquired Qiyiwangguo in May 2006 and acquired Yingkou in November 2009. Yingkou did not commence operating activities until the fourth quarter of 2010.

Set forth below (i) in column (a) of the chart, is a summary of the relevant financial information of the Company’s operating subsidiaries in China for fiscal year 2009 as shown on the reports submitted to the State Administration of Industry and Commerce (“SAIC”, and the reports submitted to SAIC in which the financial information was contained, collectively, the “SAIC Report”) in China, which was on an unconsolidated basis, (ii) in column (b) of the chart, the corresponding information of the PRC subsidiaries as shown in column (a) of the chart on an consolidated basis derived from the SAIC Reports, (iii) in column (c) of the chart, the corresponding information on an consolidated basis as shown on the audited consolidated financial statements for fiscal year 2009 or as of December 31, 2009, as applicable, as shown in the Company’s reports filed with the Securities and Exchange Commission (collectively, the “SEC Report”), and (iv) in column (d) of the chart, the differences between the data shown in column (b) and column (c),  as follows:

(a) SAIC Report				(b) SAIC Consolidated			(c) SEC Report	(d) SAIC vs. SEC Difference
	SkyPeople (China)	Qiyiwangguo	Huludao	Elimination Of intercompany. Purchase/ sales/ investment income	Total	Total
In Thousands	RMB	RMB	RMB	RMB	RMB	USD	USD	USD	%
Income Statement
Revenue	154,256	265,010	34,251	(48,880)	404,637	59,250	59,250	-	0%
Cost of sales	91,126	161,268	28,164	(48,880)	231,678	33,924	33,869	55 11	0%
Expenses	18,285	6,661	6,262		31,208	4,570	4,454	116	3%
Operating income	44,845	97,081	(175)		141,751	20,756	20,926	(170)	-1%
Other income	82,246	11,089	113	(73,885)	19,563	2,865	1,503	1,362	91	%*
Income tax	13,301	27,042	-		40,343	5,907	6,025	(118)	-2%
Net income	113,790	81,128	(62)		120,971	17,714	16,404	1,310	8%

Balance Sheet
Cash	65,354	23,927	3,710		92,991	13,623	14,405	(782)	-5	%**
AR	117,501	58,662	14,072		190,235	27,870	27,399	471	2%
Inventory	5,843	11,263	16,073		33,179	4,861	4,926	(65)	-1%
Total assets excluding intercompany investment and intercompany balance:	287,327	134,794	113,824		535,945	78,516	83,662	(5,146)	-6	%***
Total liabilities excluding intercompany balance and warrants valuation liability:	27,097	18,526	45,667		91,290	13,374	16,076	(2,702)	-17	%***

*	The consolidated amount shown in the SEC Report reflected adjustments to the account pursuant to the U.S GAAP.

**
The cash as shown in the SEC Report included cash balance of accounts for Yingkou, Pacific and SkyPeople, which were not included in the SAIC Report.  Yingkou did not commence operation until the forth quarter of 2010. Both SkyPeople, a Florida corporation, and Pacific, a Vanuatu corporation, were not required to submit financial information to SAIC.

***	The differences were mainly due to the financial conditions of Yingkou which were not reflected in the SAIC Report.

"In light of investors' heightened concerns over the financial integrity and corporate governance practices of Chinese companies listed in the United States, we have decided to proactively disclose additional information to further demonstrate our financial strength as well as our dedication to transparency," said Yongke Xue, Chairman and Chief Executive Officer of SkyPeople. "We understand investors’ need for increased disclosures and we welcome the opportunity to increase their understanding and trust in our Company."

Management has summarized below its cash balances as of December 31, 2010 and December 31, 2009. The finance department of SkyPeople conducts monthly checks and balances on each of its bank statements.

(U.S. dollars, in thousands)	December 31, 2010		December 31, 2009
Bank of Xi'an Co., Ltd., Xi'an, PRC	303		542
China Construction Bank, Xi'an, PRC	4,615		177
Agricultural Bank of China, Xian Yang City, PRC	4,133		2,729
Agricultural Bank of China, Xi'an, PRC	38,753		9,543
China Industrial and Commercial Bank, Xi'an, PRC	37		5
China Citic Bank, Xi'an, PRC	506		-
Bank of Communications of China, Xi'an, PRC	-		4
Huludao Merchants Bank, Huludao City, PRC	1,125		-
Huludao Bank, Huludao City, PRC	-		525
China Construction Bank, Huludao City, PRC	-		16
Agricultural Bank of China, Gai Zhou City, PRC	63		-
Standard Chartered Bank (China) Limited, Beijing, PRC	19		21
China Merchant Bank, Xi’an, PRC	244		-
Bank of America, Los Angeles, U.S. A.	4		753
Total Cash in Banks	49,847		14,315
Total Cash and Cash Equivalent Reported in SEC Report	49,856	*	14,405	*

* The difference in cash in banks and cash and cash equivalent reported in the Company’s Form 10-K report is due to the cash on hands and different bank reconciliation items, such as deposits in transit.

About SkyPeople Fruit Juice, Inc.

SkyPeople Fruit Juice, Inc., a Florida company, through its wholly-owned subsidiary Pacific Industry Holding Group Co., Ltd., a Vanuatu company, holds 99.78% ownership interest in SkyPeople Juice Group Co., Ltd. ("SkyPeople (China)"). SkyPeople (China) is engaged in the production and sales of fruit juice concentrates (including fruit purees, fruit puree concentrates, and clear fruit juice concentrates), fruit beverages (including fruit juice beverages and fruit cider beverages), and other fruit related products (including primarily organic and non-organic fresh fruits, kiwifruit seeds and apple aroma) in and from the PRC. Its fruit juice concentrates are sold to domestic customers and exported directly or via distributors. Fruit juice concentrates are used as a basic ingredient component in the food industry. Its brands, Hedetang, Qian Mei Duo, which are registered trademark in the PRC, is positioned as a high quality, healthy and nutritious end-use juice beverage. For more information, please visit http://www.SkyPeoplefruitjuice.com.

Safe Harbor Statement

This release may contain certain "forward-looking statements" relating to the business of SkyPeople and its subsidiary companies. Forward looking statements can be identified by the use of forward-looking terminology such as "believes, expects" or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties, including all business uncertainties relating to product development, marketing, and concentration in a single customer, raw material costs, market acceptance, future capital requirements, and competition in general and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. SkyPeople is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

For more information, please contact:

COMPANY

SkyPeople Fruit Juice, Inc.
Ms. Spring Liu, CFO
Tel:  US +1-818-390-1272
Email: spring_liu@SkyPeoplejuice.com
Web: www.SkyPeoplefruitjuice.com

INVESTOR RELATIONS:

John Mattio, SVP
HC International, Inc.
Tel: US +1-203-616-5144
Email:  john.mattio@hcinternational.net
Web:    http://www.hcinternational.net